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EXHIBIT 11.

                            PRIMEX TECHNOLOGIES, INC.
                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARES
                                   (UNAUDITED)
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                                                           THREE MONTHS ENDED
                                                      --------------------------
                                                         MARCH 31,     MARCH 31,
                                                           1997          1996
                                                      -----------       --------
                                                                        (NOTE)
PRIMARY EARNINGS PER SHARE
Weighted Average Shares Outstanding ................    5,222,572     5,220,276
Shares Issuable in Connection with Stock Plans

                                                          329,527          --
                                                       ----------   -----------
Weighted Average Common and Common

   Equivalent Shares Outstanding ...................    5,552,099     5,220,276
                                                       ==========   ===========

Net Income (Loss) (In Thousands) ...................   $      871   $    (5,671)
                                                       ==========   ===========
Net Income (1997)/Proforma Net Loss (1996) Per
   Share ...........................................   $      .16   $     (1.08)
                                                       ==========   ===========

FULLY DILUTED EARNINGS PER SHARE
--------------------------------

Weighted Average Shares Outstanding ................    5,222,572     5,220,276
Shares Issuable in Connection with Stock Plans .....      329,527          --
                                                       ----------   -----------
Weighted Average Common and Common
   Equivalent Shares Outstanding ...................    5,552,099     5,220,276

Net Income (Loss) (In Thousands) ...................   $      871   $    (5,671)
                                                       ==========   ===========
Net Income (1997)/Proforma Net Loss (1996)
   Per Share                                           $      .16   $     (1.08)
                                                       ==========   ===========

NOTE: The calculation of 1996 per share amounts on a pro forma basis assumes that all common shares outstanding immediately after the December 31, 1996 distribution of Company stock were outstanding for all periods prior to the distribution.
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